WAIVER AND FIRST AMENDMENT TO PUT/CALL AGREEMENT

THIS WAIVER AND FIRST AMENDMENT TO PUT/CALL AGREEMENT is dated as of April 9, 2008 (this “Amendment”), by and between EMERALD DAIRY INC., a Nevada corporation (the “Company”), and GRAND ORIENT FORTUNE INVESTMENT LTD., a limited liability company organized and existing under the laws of the British Virgin Islands (the “Shareholder”). Capitalized terms used and not otherwise defined herein are used as defined in the Put/Call Agreement (as defined below).

RECITALS:

WHEREAS, the Company and the Shareholder are parties to that certain Put/Call Agreement, dated as of October 9, 2007 (the “Put/Call Agreement”); and

WHEREAS, the parties desire to amend the Put/Call Agreement to delete the current Section 2(d)(iii) in its entirety.

NOW, THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to Put/Call Agreement. Section 2(d) of the Put/Call Agreement is hereby amended by deleting such section in its entirety and substituting the following therefor:

“2(d) Conditions to Exercise of Put Right. The Shareholder may exercise its Put Right in the event that:

(i) the Company fails to exercise its Call Option within ten (10) days of a date on which all of the Call Option Conditions have been met; or

(ii) the Company consummates a private offering of not less than $5,000,000 of its securities (a “Qualified Offering”); or

(iii) the Company fails to consummate a Qualified Offering within two (2) years of the date hereof (each of 2(d)(i), (ii), and (iii), a “Put Right Trigger”).”

2. Waiver and General Release. Each of the parties hereto on their own behalf, and on behalf of their legal and personal representatives, heirs, executors, administrators, affiliates, partners, parents, subsidiaries and each of their respective officers, directors, shareholders, owners, employees, agents, and successors and assigns (collectively, in each case, the “Releasors”) hereby absolutely, fully, irrevocably and unconditionally release, remise relieve, waive, relinquish, and forever discharge the other party, and such party’s legal and personal representatives, affiliates, partners, parents, subsidiaries and each of their respective officers, directors, shareholders, owners, employees, agents, and successors and assigns (collectively,in each case, the “Releasees”), from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, obligations, promises, variances, trespasses, damages, costs, judgments, liabilities, extents, executions, claims and demands whatsoever, in law or equity, whether based on state or federal statute or common law, known or unknown, fixed or contingent, that they have against any of the Releasees, as of the date hereof, for, upon, or by reason of any matter, cause or thing whatsoever, relating to the Put/Call Agreement.

3. Put/Call Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, the Put/Call Agreement shall remain in full force and effect and hereby is ratified and confirmed as so amended. The parties hereto agree to be bound by the terms and conditions of the Put/Call Agreement as amended by this Amendment, as though such terms and conditions were set forth herein and therein in full. Each reference in the Put/Call Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Put/Call Agreement as amended by this Amendment, and each reference herein shall mean and be a reference to the Put/Call Agreement as amended and modified by this Amendment.

4. Miscellaneous.

(a) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, be deemed to be an amendment or modification of, or operate as a waiver of, any provision of the Put/Call Agreement, nor constitute a waiver of any provision of the Put/Call Agreement. This Amendment shall not preclude the future exercise of any right, remedy, power or privilege available to the parties whether under the Put/Call Agreement, at law or otherwise.

(b) This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto or thereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement. Each party agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof or thereof. Whenever the context and construction so require, all words herein in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(c) This Amendment may not be changed, amended, restated, waived, supplemented, discharged, canceled, terminated or otherwise modified orally or by any course of dealing or in any manner other than as provided in the Put/Call Agreement. This Amendment shall be considered part of the Put/Call Agreement. In the event of any inconsistency between this Amendment and the Put/Call Agreement, the terms of this Amendment shall control.

(d) This Amendment and the Put/Call Agreement constitute the final, entire agreement and understanding between the parties with respect to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties, and shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto and thereto. There are no unwritten oral agreements between the parties with respect to the subject matter hereof and thereof. If any provision of this Amendment is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of this Amendment which shall be given effect so far as possible.

(e) This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the choice of law provisions set forth in the Put/Call Agreement.

(f) Each party shall execute and deliver such other documents, certificates and/or instruments and take such other actions as the other party may reasonably request in order more effectively to consummate the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties have caused this Waiver and First Amendment to Put/Call Agreement to be executed under seal by their respective officers thereunder duly authorized, as of the date first above written.

COMPANY:

EMERALD DAIRY INC.

By:	/s/ Shu Kaneko
Name: Shu Kaneko
Title: Chief Financial Officer

SHAREHOLDER:

GRAND ORIENT FORTUNE INVESTMENT LTD.

By:	/s/ Yu Shu Mei
Name: Yu Shu Mei
Title: Director